Exhibit 99.1
STRYKER REPORTS SECOND QUARTER 2021 OPERATING RESULTS
Kalamazoo, Michigan - July 27, 2021 - Stryker (NYSE:SYK) reported operating results for the second quarter of 2021:
Second Quarter Results
•Reported net sales increased 55.4% from 2020 and 17.6% from 2019 to $4.3 billion
•Organic net sales increased 42.9% from 2020 and 9.3% from 2019
•Reported operating income margin of 17.0%
•Adjusted operating income margin(1) of 25.9%
•Reported EPS of $1.55
•Adjusted EPS(1) of $2.25

In addition to sales growth analysis versus 2020, we are including sales growth versus 2019 as 2019 provides a more normal baseline for comparison given the variability caused by the COVID-19 pandemic throughout 2020.

	Second Quarter Net Sales Growth Overview
	From 2020					From 2019
	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic	Reported	Foreign Currency Exchange	Constant Currency	Acquisitions	Organic
Orthopaedics	82.3%	4.4%	77.9%	27.2%	50.7%	27.8%	1.8%	26.0%	19.3%	6.7%
MedSurg	32.3	2.6	29.7	0.1	29.6	9.4	1.1	8.3	—	8.3
Neurotechnology and Spine	66.9	4.5	62.4	0.6	61.8	18.0	2.0	16.0	0.5	15.5
Total	55.4%	3.6%	51.8%	8.9%	42.9%	17.6%	1.5%	16.1%	6.8%	9.3%

"We delivered strong financial results in the second quarter," said Kevin Lobo, Chair and Chief Executive Officer. "Business momentum continues to build as the pandemic moderates and the integration of Wright Medical is pacing ahead of plan. Our positive outlook is reflected in our raised guidance."
Sales Analysis Compared to 2020 and 2019
Consolidated net sales of $4.3 billion increased 55.4% in the quarter and 51.8% in constant currency from 2020. Organic net sales increased 42.9% in the quarter including 43.4% from increased unit volume partially offset by 0.5% from lower prices. From 2019 consolidated net sales increased 17.6% in the quarter and 16.1% in constant currency. Organic net sales increased 9.3% in the quarter including 9.9% from increased unit volume partially offset by 0.6% from lower prices.
Orthopaedics net sales of $1.6 billion increased 82.3% in the quarter and 77.9% in constant currency from 2020. Organic net sales increased 50.7% in the quarter including 52.2% from increased unit volume partially offset by 1.5% from lower prices. From 2019 Orthopaedics net sales increased 27.8% in the quarter and 26.0% in constant currency. Organic net sales increased 6.7% in the quarter including 9.0% from increased unit volume partially offset by 2.3% from lower prices.
MedSurg net sales of $1.7 billion increased 32.3% in the quarter and 29.7% in constant currency from 2020. Organic net sales increased 29.6% in the quarter including 29.5% from increased unit volume and 0.1% from higher prices. From 2019 MedSurg net sales increased 9.4% in the quarter and 8.3% in constant currency. Organic net sales increased 8.3% in the quarter including 7.9% from increased unit volume and 0.4% from higher prices.
Neurotechnology and Spine net sales of $0.9 billion increased 66.9% in the quarter and 62.4% in constant currency from 2020. Organic net sales increased 61.8% in the quarter including 62.4% from increased unit volume partially offset by 0.6% from lower prices. From 2019 Neurotechnology and Spine net sales increased 18.0% in the quarter and 16.0% in constant currency. Organic net sales increased 15.5% in the quarter including 15.4% from increased unit volume and 0.1% from higher prices.
Earnings Analysis Compared to 2020
Reported net earnings (loss) of $592 million increased from ($83) million in the quarter. Reported net earnings (loss) per diluted share of $1.55 increased from ($0.22) in the quarter. Reported gross profit margin and reported operating income margin were 64.6% and 17.0% in the quarter. Reported net earnings (loss) include certain items, such as charges for acquisition and integration-related activities, the amortization of purchased intangible assets, restructuring-related and other charges, costs to comply with certain medical device regulations, recall-related matters, regulatory and legal matters and tax matters. Excluding the aforementioned items, adjusted gross profit margin(1) was 66.0% in the quarter, and adjusted operating income margin(1) was 25.9% in the quarter. Adjusted net earnings(1) of $861 million increased from $245 million in the quarter. Adjusted net earnings per diluted share(1) of $2.25 increased from $0.64 in the quarter.

2021 Outlook
We continue to monitor and evaluate the impact the global response to the COVID-19 pandemic has had, and will continue to have, on our operations and financial results. As we recover from the pandemic, we now expect 2021 organic net sales growth to be in the range of 9% to 10% from 2019, and now expect adjusted net earnings per diluted share(2) to be in the range of $9.25 to $9.40, including the full year impact of the acquisition of Wright Medical. Consistent with the pricing environment experienced in both 2019 and 2020, we expect continued unfavorable price reductions of approximately 1% in 2021. If foreign currency exchange rates hold near current levels, we expect EPS will be positively impacted by approximately $0.10 for the full year. This guidance assumes an ongoing recovery in our key geographies leading to more normalized elective procedure levels continuing into the second half of 2021. As previously announced, we will not be providing quarterly guidance.
(1) A reconciliation of the non-GAAP financial measures: adjusted gross profit margin, adjusted operating income and adjusted operating income margin, adjusted net earnings and adjusted net earnings per diluted share, to the most directly comparable GAAP measures: gross profit margin, operating income and operating income margin, net earnings and net earnings per diluted share, and other important information accompanies this press release.
(2) We are unable to present a quantitative reconciliation of our expected net earnings per diluted share to expected adjusted net earnings per diluted share as we are unable to predict with reasonable certainty and without unreasonable effort the impact and timing of restructuring-related and other charges, acquisition-related expenses and fair value adjustments to inventory and the outcome of certain regulatory, legal and tax matters. The financial impact of these items is uncertain and is dependent on various factors, including timing, and could be material to our Consolidated Statements of Earnings.
Conference Call on Tuesday, July 27, 2021
As previously announced, Stryker will host a conference call on Tuesday, July 27, 2021 at 4:30 p.m., Eastern Time, to discuss the Company's operating results for the quarter ended June 30, 2021 and provide an operational update.
To participate in the conference call dial (877) 702-4565 (domestic) or (647) 689-5532 (international) and be prepared to provide conference ID number 4044998 to the operator.
A simultaneous webcast of the call will be accessible via the company's website at www.stryker.com. The call will be archived on the Investor Relations page of this site.
A recording of the call will also be available from 8:00 p.m., Eastern Time, on Tuesday, July 27, 2021, until 11:59 p.m., Eastern Time, on Tuesday, August 3, 2021. To hear this recording, you may dial (800) 585-8367 (domestic) or (416) 621-4642 (international) and enter conference ID number 4044998.
Caution Concerning Forward-Looking Statements
This press release contains information that includes or is based on forward-looking statements within the meaning of the federal securities laws that are subject to various risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in such statements. Such factors include, but are not limited to: the impact on our operations and financial results of the COVID-19 pandemic and any related policies and actions by governments or other third parties; unexpected liabilities, costs, charges or expenses in connection with the acquisition of Wright Medical Group N.V. ("Wright"); the effects of the Wright acquisition on the parties' relationships with employees, customers, other business partners or governmental entities; weakening of economic conditions that could adversely affect the level of demand for our products; pricing pressures generally, including cost-containment measures that could adversely affect the price of or demand for our products; changes in foreign exchange markets; legislative and regulatory actions; unanticipated issues arising in connection with clinical studies and otherwise that affect U.S. Food and Drug Administration approval of new products, including Wright products; potential supply disruptions; changes in reimbursement levels from third-party payors; a significant increase in product liability claims; the ultimate total cost with respect to recall-related matters; the impact of investigative and legal proceedings and compliance risks; resolution of tax audits; the impact of the federal legislation to reform the United States healthcare system; costs to comply with medical device regulations; changes in financial markets; changes in the competitive environment; our ability to integrate and realize the anticipated benefits of acquisitions in full or at all or within the expected timeframes, including the acquisition of Wright; and our ability to realize anticipated cost savings. Additional information concerning these and other factors is contained in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We disclaim any intention or obligation to publicly update or revise any forward-looking statement to reflect any change in our expectations or in events, conditions or circumstances on which those expectations may be based, or that affect the likelihood that actual results will differ from those contained in the forward-looking statements.
Stryker is one of the world's leading medical technology companies and, together with its customers, is driven to make healthcare better. The Company offers innovative products and services in Orthopaedics, Medical and Surgical, and Neurotechnology and Spine that help improve patient and hospital outcomes. More information is available at www.stryker.com.

For investor inquiries please contact:
Preston Wells, Vice President, Investor Relations at 269-385-2600 or preston.wells@stryker.com

For media inquiries please contact:
Yin Becker, Vice President, Chief Corporate Affairs Officer at 269-385-2600 or yin.becker@stryker.com

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
CONSOLIDATED STATEMENTS OF EARNINGS (LOSS)

	Three Months			Six Months
	2021	2020	% Change	2021	2020	% Change
Net sales	$4,294	$2,764	55.4%	$8,247	$6,352	29.8%
Cost of sales	1,522	1,216	25.2	2,966	2,473	19.9
Gross profit	$2,772	$1,548	79.1%	$5,281	$3,879	36.1%
% of sales	64.6%	56.0%		64.0%	61.1%
Research, development and engineering expenses	310	233	33.0	598	487	22.8
Selling, general and administrative expenses	1,505	1,225	22.9	3,080	2,555	20.5
Recall charges	76	—	nm	82	(6)	nm
Amortization of intangible assets	149	110	35.5	330	228	44.7
Total operating expenses	$2,040	$1,568	30.1%	$4,090	$3,264	25.3%
Operating income (loss)	$732	$(20)	nm	$1,191	$615	93.7%
% of sales	17.0%	(0.7)%		14.4%	9.7%
Other income (expense), net	(70)	(67)	4.5	(162)	(112)	44.6
Earnings (loss) before income taxes	$662	$(87)	nm	$1,029	$503	104.6%
Income taxes	70	(4)	nm	135	93	45.2
Net earnings (loss)	$592	$(83)	nm	$894	$410	118.0%
Net earnings (loss) per share of common stock:
Basic	$1.57	$(0.22)	nm	$2.37	$1.09	117.4%
Diluted	$1.55	$(0.22)	nm	$2.34	$1.08	116.7%
Weighted-average shares outstanding (in millions):
Basic	376.9	375.5		376.6	375.1
Diluted	382.3	375.5		382.0	379.9

CONDENSED CONSOLIDATED BALANCE SHEETS
	June 30	December 31
	2021	2020
Assets
Cash and cash equivalents	$2,241	$2,943
Marketable securities	84	81
Accounts receivable, net	2,714	2,701
Inventories	3,431	3,494
Prepaid expenses and other current assets	562	488
Total current assets	$9,032	$9,707
Property, plant and equipment, net	2,738	2,752
Goodwill and other intangibles, net	18,063	18,332
Noncurrent deferred income tax assets	1,751	1,530
Other noncurrent assets	2,114	2,009
Total assets	$33,698	$34,330
Liabilities and shareholders' equity
Current liabilities	$4,252	$5,041
Long-term debt, excluding current maturities	12,734	13,230
Income taxes	927	990
Other noncurrent liabilities	1,965	1,985
Shareholders' equity	13,820	13,084
Total liabilities and shareholders' equity	$33,698	$34,330

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six Months
	2021	2020
Operating activities
Net earnings	$894	$410
Depreciation	187	163
Amortization of intangible assets	330	228
Changes in operating assets, liabilities, income taxes payable and other, net	(81)	410
Net cash provided by operating activities	$1,330	$1,211
Investing activities
Acquisitions, net of cash acquired	$(104)	$(26)
Purchases of property, plant and equipment	(189)	(253)
Change in marketable securities, net	(3)	8
Other investing, net	(2)	(9)
Net cash used in investing activities	$(298)	$(280)
Financing activities
Borrowings (payments) of debt, net	$(1,153)	$1,801
Dividends paid	(475)	(431)
Repurchases of common stock	—	—
Other financing, net	(101)	(82)
Net cash provided by (used in) financing activities	$(1,729)	$1,288
Effect of exchange rate changes on cash and cash equivalents	(5)	(17)
Change in cash and cash equivalents	$(702)	$2,202

nm - not meaningful

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Six Months
			Percentage Change				Percentage Change
	2021	2020	As Reported	Constant Currency	2021	2020	As Reported	Constant Currency
Geographic:
United States	$3,100	$1,966	57.7%	57.7%	$5,884	$4,609	27.7%	27.7%
International	1,194	798	49.7	37.9	2,363	1,743	35.6	25.6
Total	$4,294	$2,764	55.4%	51.8%	$8,247	$6,352	29.8%	27.1%
Segment:
Orthopaedics	$1,628	$894	82.3%	77.9%	$3,112	$2,116	47.1%	43.7%
MedSurg	1,748	1,324	32.3	29.7	3,369	2,946	14.5	12.5
Neurotechnology and Spine	918	546	66.9	62.4	1,766	1,290	36.5	33.0
Total	$4,294	$2,764	55.4%	51.8%	$8,247	$6,352	29.8%	27.1%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2021	2020	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$474	$241	96.4%	92.2%	95.2%	100.0%	83.8%
Hips	353	216	63.3	58.7	57.0	74.8	61.5
Trauma and Extremities	674	330	104.2	98.5	128.0	63.7	50.7
Other	127	107	20.9	19.6	4.3	179.6	159.7
	$1,628	$894	82.3%	77.9%	83.6%	79.4%	65.4%
MedSurg:
Instruments	$517	$328	58.8%	55.8%	61.0%	51.7%	39.4%
Endoscopy	518	316	64.0	61.2	61.0	76.2	62.4
Medical	640	632	1.4	(1.1)	7.6	(14.5)	(22.2)
Sustainability	73	48	51.6	51.4	50.9	127.5	102.6
	$1,748	$1,324	32.3%	29.7%	36.4%	19.6%	9.4%
Neurotechnology and Spine:
Neurotechnology	$611	$369	65.6%	60.9%	75.1%	52.8%	42.3%
Spine	307	177	69.6	65.6	69.8	69.0	55.9
	$918	$546	66.9%	62.4%	73.1%	56.9%	45.8%
Total	$4,294	$2,764	55.4%	51.8%	57.7%	49.7%	37.9%

	Six Months
					United States	International
			Percentage Change
	2021	2020	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$886	$673	31.7%	29.0%	28.4%	41.3%	30.6%
Hips	662	532	24.4	21.1	19.1	33.8	24.5
Trauma and Extremities	1,314	722	81.9	77.2	95.3	57.0	45.2
Other	250	189	33.0	31.5	17.6	140.3	124.5
	$3,112	$2,116	47.1%	43.7%	46.3%	49.0%	38.1%
MedSurg:
Instruments	$986	$841	17.7%	15.6%	14.8%	28.4%	18.4%
Endoscopy	987	771	28.1	26.1	23.3	47.5	36.9
Medical	1,262	1,219	3.5	1.3	5.9	(3.2)	(11.2)
Sustainability	134	115	16.6	16.5	16.0	85.3	71.3
	$3,369	$2,946	14.5%	12.5%	13.6%	17.7%	8.5%
Neurotechnology and Spine:
Neurotechnology	$1,181	$852	38.7%	34.9%	37.9%	39.8%	30.5%
Spine	585	438	32.2	29.4	26.4	48.4	37.6
	$1,766	$1,290	36.5%	33.0%	33.4%	42.0%	32.4%
Total	$8,247	$6,352	29.8%	27.1%	27.7%	35.6%	25.6%

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars)

SALES GROWTH ANALYSIS
	Three Months				Six Months
			Percentage Change				Percentage Change
	2021	2019	As Reported	Constant Currency	2021	2019	As Reported	Constant Currency
Geographic:
United States	$3,100	$2,695	15.0%	15.0%	$5,884	$5,274	11.6%	11.6%
International	1,194	955	25.0	19.1	2,363	1,892	24.9	19.4
Total	$4,294	$3,650	17.6%	16.1%	$8,247	$7,166	15.1%	13.7%
Segment:
Orthopaedics	$1,628	$1,273	27.8%	26.0%	$3,112	$2,523	23.3%	21.6%
MedSurg	1,748	1,601	9.4	8.3	3,369	3,128	7.8	6.8
Neurotechnology and Spine	918	776	18.0	16.0	1,766	1,515	16.4	14.4
Total	$4,294	$3,650	17.6%	16.1%	$8,247	$7,166	15.1%	13.7%

SUPPLEMENTAL SALES GROWTH ANALYSIS
	Three Months
					United States	International
			Percentage Change
	2021	2019	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$474	$440	7.7%	6.3%	7.8%	7.5%	2.1%
Hips	353	343	2.7	1.0	0.7	6.2	1.5
Trauma and Extremities	674	394	70.7	67.9	87.4	40.9	33.7
Other	127	96	33.2	32.1	26.5	64.2	57.5
	$1,628	$1,273	27.8%	26.0%	30.8%	21.4%	15.6%
MedSurg:
Instruments	$517	$504	3.0%	1.8%	0.9%	11.1%	5.5%
Endoscopy	518	480	7.9	7.2	6.1	15.1	11.4
Medical	640	542	18.2	16.7	13.4	37.0	29.7
Sustainability	73	75	(2.5)	(2.6)	(2.9)	39.1	27.7
	$1,748	$1,601	9.4%	8.3%	6.4%	21.6%	16.0%
Neurotechnology and Spine:
Neurotechnology	$611	$484	26.2%	23.9%	18.4%	40.5%	33.8%
Spine	307	292	4.4	2.9	(1.7)	23.2	16.9
	$918	$776	18.0%	16.0%	10.1%	35.4%	28.8%
Total	$4,294	$3,650	17.6%	16.1%	15.0%	25.0%	19.1%

	Six Months
					United States	International
			Percentage Change
	2021	2019	As Reported	Constant Currency	As Reported	As Reported	Constant Currency
Orthopaedics:
Knees	$886	$879	0.8%	(0.5)%	(0.2)%	3.5%	(1.3)%
Hips	662	679	(2.6)	(4.1)	(5.9)	3.1	(1.2)
Trauma and Extremities	1,314	790	66.3	63.7	80.6	40.7	34.1
Other	250	175	43.3	42.2	36.5	72.4	66.5
	$3,112	$2,523	23.3%	21.6%	25.1%	19.4%	14.2%
MedSurg:
Instruments	$986	$965	2.4%	1.3%	(1.0)%	15.7%	10.3%
Endoscopy	987	950	3.9	3.3	0.3	18.5	15.4
Medical	1,262	1,073	17.6	16.3	13.5	33.0	26.7
Sustainability	134	140	(4.1)	(4.2)	(4.5)	30.2	21.0
	$3,369	$3,128	7.8%	6.8%	4.1%	23.0%	17.9%
Neurotechnology and Spine:
Neurotechnology	$1,181	$953	24.0%	21.7%	15.2%	39.7%	33.4%
Spine	585	562	3.5	2.1	(4.5)	28.6	22.3
	$1,766	$1,515	16.4%	14.4%	7.1%	36.5%	30.2%
Total	$8,247	$7,166	15.1%	13.7%	11.6%	24.9%	19.4%
Note: Second quarter 2021 had the same number of selling days as 2020 and 2019. The six months 2021 had one less selling day than 2020 and the same number of selling days as 2019.

SUPPLEMENTAL INFORMATION - RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
We supplement the reporting of our financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including: percentage sales growth; percentage sales growth in constant currency; percentage organic sales growth; adjusted gross profit; adjusted selling, general and administrative expenses; adjusted research, development and engineering expenses; adjusted operating income; adjusted other income (expense), net; adjusted effective income tax rate; adjusted net earnings; adjusted net earnings per diluted share (Diluted EPS); free cash flow; and free cash flow conversion. We believe these non-GAAP financial measures provide meaningful information to assist investors and shareholders in understanding our financial results and assessing our prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of our operations because they exclude items that may not be indicative of or are unrelated to our core operating results and provide a baseline for analyzing trends in our underlying businesses. Management uses these non-GAAP financial measures for reviewing the operating results of reportable business segments and analyzing potential future business trends in connection with our budget process and bases certain management incentive compensation on these non-GAAP financial measures.
To measure percentage sales growth in constant currency, we remove the impact of changes in foreign currency exchange rates that affect the comparability and trend of sales. Percentage sales growth in constant currency is calculated by translating current and prior year results at the same foreign currency exchange rate. To measure percentage organic sales growth, we remove the impact of changes in foreign currency exchange rates and acquisitions, which affect the comparability and trend of sales. Percentage organic sales growth is calculated by translating current year results at prior year average foreign currency exchange rates excluding the impact of acquisitions. To measure earnings performance on a consistent and comparable basis, we exclude certain items that affect the comparability of operating results and the trend of earnings. To measure free cash flow, we adjust cash provided by operating activities by the amount of purchases of property, plant and equipment and proceeds from long-lived asset disposals and remove the impact of certain legal settlements and recall payments. To measure free cash flow conversion we divide free cash flow by adjusted net earnings.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, selling, general and administrative expenses, research, development and engineering expenses, operating income, other income (expense), net, effective income tax rate, net earnings and net earnings per diluted share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliations to corresponding GAAP financial measures below, provide a more complete understanding of our business. We strongly encourage investors and shareholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The following reconciles the non-GAAP financial measures discussed above with the most directly comparable GAAP financial measures. The weighted-average diluted shares outstanding used in the calculation of non-GAAP net earnings per diluted share are the same as those used in the calculation of reported net earnings per diluted share for the respective period, except for 4.3 million anti-dilutive shares excluded from reported net loss per dilutive share for the three months 2020.

STRYKER CORPORATION
For the Three and Six Months June 30
(Unaudited - Millions of Dollars, Except Per Share Amounts)
Reconciliation of Non-GAAP Financial Measures to the Most Directly Comparable GAAP Financial Measures
Three Months 2021	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$2,772	$1,505	$310	$732	$(70)	$592	10.6%	$1.55
Reported percent net sales	64.6%	35.0%	7.2%	17.0%	(1.6)%	13.8%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	58	—	—	58	—	43	0.6	0.11
Other acquisition and integration-related	—	(62)	—	62	—	51	0.1	0.13
Amortization of purchased intangible assets	—	—	—	149	—	113	1.4	0.29
Restructuring-related and other charges (b)	2	(16)	—	17	—	15	(0.1)	0.03
Medical device regulations (c)	—	—	(26)	26	—	21	0.1	0.06
Recall-related matters (d)	—	—	—	76	—	68	(0.4)	0.18
Regulatory and legal matters (e)	—	9	—	(9)	(3)	(12)	0.3	(0.03)
Tax matters (f)	—	—	—	—	—	(30)	4.4	(0.07)
Adjusted	$2,832	$1,436	$284	$1,111	$(73)	$861	17.0%	$2.25
Adjusted percent net sales	66.0%	33.4%	6.6%	25.9%	(1.7)%	20.1%

Three Months 2020	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income (Loss)	Other income (expense), net	Net Earnings (Loss)	Effective Tax Rate	Diluted EPS
Reported	$1,548	$1,225	$233	$(20)	$(67)	$(83)	4.6%	$(0.22)
Reported percent net sales	56.0%	44.3%	8.4%	(0.7)%	(2.4)%	(3.0)%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	3	—	—	3	—	1	(0.5)	—
Other acquisition and integration-related	—	(16)	—	16	—	12	(2.0)	0.03
Amortization of purchased intangible assets	—	—	—	110	—	88	(7.0)	0.23
Restructuring-related and other charges (b)	32	(178)	—	209	—	170	(10.7)	0.45
Medical device regulations (c)	—	—	(23)	22	—	18	(2.4)	0.05
Recall-related matters (d)	—	—	—	—	—	—	—	—
Regulatory and legal matters (e)	—	(5)	—	5	—	6	2.3	0.02
Tax matters (f)	—	—	—	—	7	33	30.1	0.08
Adjusted	$1,583	$1,026	$210	$345	$(60)	$245	14.4%	$0.64
Adjusted percent net sales	57.3%	37.1%	7.6%	12.5%	(2.2)%	8.9%

Six Months 2021	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$5,281	$3,080	$598	$1,191	$(162)	$894	13.1%	$2.34
Reported percent net sales	64.0%	37.3%	7.3%	14.4%	(2.0)%	10.8%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	137	—	—	137	—	103	1.1	0.27
Other acquisition and integration-related	—	(232)	—	232	—	180	1.6	0.47
Amortization of purchased intangible assets	—	—	—	330	—	264	1.6	0.69
Restructuring-related and other charges (b)	—	(31)	—	31	11	33	0.3	0.08
Medical device regulations (c)	1	—	(44)	45	—	37	0.2	0.10
Recall-related matters (d)	—	—	—	82	—	73	(0.3)	0.19
Regulatory and legal matters (e)	—	9	—	(9)	(3)	(12)	0.2	(0.03)
Tax matters (f)	—	—	—	—	—	26	(2.6)	0.07
Adjusted	$5,419	$2,826	$554	$2,039	$(154)	$1,598	15.2%	$4.18
Adjusted percent net sales	65.7%	34.3%	6.7%	24.7%	(1.9)%	19.4%

Six Months 2020	Gross Profit	Selling, General & Administrative Expenses	Research, Development & Engineering Expenses	Operating Income	Other income (expense), net	Net Earnings	Effective Tax Rate	Diluted EPS
Reported	$3,879	$2,555	$487	$615	$(112)	$410	18.5%	$1.08
Reported percent net sales	61.1%	40.2%	7.7%	9.7%	(1.8)%	6.5%
Acquisition and integration-related charges (a)
Inventory stepped-up to fair value	9	—	—	9	—	6	0.2	0.02
Other acquisition and integration-related	—	(47)	—	47	—	36	0.7	0.09
Amortization of purchased intangible assets	—	—	—	228	—	184	2.4	0.48
Restructuring-related and other charges (b)	36	(227)	—	263	—	212	2.6	0.56
Medical device regulations (c)	1	—	(46)	46	—	36	0.8	0.09
Recall-related matters (d)	—	—	—	(6)	—	(4)	(0.1)	(0.01)
Regulatory and legal matters (e)	—	(5)	—	5	—	6	(0.4)	0.02
Tax matters (f)	—	—	—	—	7	58	(10.4)	0.15
Adjusted	$3,925	$2,276	$441	$1,207	$(105)	$944	14.3%	$2.48
Adjusted percent net sales	61.8%	35.8%	6.9%	19.0%	(1.7)%	14.9%

(a)	Charges represent certain acquisition and integration-related costs associated with acquisitions.
(b)	Charges represent the costs associated with the termination of sales relationships in certain countries, workforce reductions, elimination of product lines, certain long-lived asset impairments and associated costs and other restructuring-related activities.
(c)	Charges represent the costs specific to updating our quality system, product labeling, asset write-offs and product remanufacturing to comply with the medical device reporting regulations and other requirements of the new medical device regulations in the European Union and China.
(d)	Charges represent changes in our best estimate of the minimum end of the range of probable loss to resolve certain recall-related matters.
(e)	Our best estimate of the minimum of the range of probable loss to resolve certain regulatory or other legal matters and the amount of favorable awards from settlements.
(f)	Benefits and charges represent the accounting impact of certain significant and discrete tax items, including adjustments related to the Tax Cuts and Jobs Act of 2017, and the transfer of certain intellectual properties between tax jurisdictions.

Six Months	2021	2020
Cash provided by operating activities	$1,330	$1,211
Net earnings	894	410
Conversion	148.8%	295.4%

Cash provided by operating activities	$1,330	$1,211
Purchases of property, plant and equipment	(189)	(253)
Proceeds from long-lived asset disposals	7	—
Recall payments	163	12
Free cash flow	$1,311	$970
Adjusted net earnings	1,598	944
Free cash flow conversion	82.0%	102.8%